AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

      THIS AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT, dated as of April 6, 1998 by and between WILSHIRE REAL ESTATE INVESTMENT TRUST INC., a Maryland corporation ("WREIT" and, together with its subsidiaries and partnerships, and as the general partner of Wilshire Real Estate Partnership, L.P., a Delaware limited partnership (the "Company")), and WILSHIRE REALTY SERVICES CORPORATION, a Delaware corporation (the "Manager");

                                   WITNESSETH:

      WHEREAS, the Management Agreement dated as of April 6, 1998 (the "Management Agreement") between WREIT and the Manager defined Primary Investments by reference to WREIT's preliminary prospectus dated March 13, 1998 and various parties have suggested that such definition is ambiguous; and

      WHEREAS, the formula set forth in Section 9(b) of the Management Agreement contains a typographical error; and

      WHEREAS, the parties to the Management Agreement wish to eliminate any ambiguity and correct any errors;

      NOW THEREFORE, in consideration of the mutual agreements herein set forth, the undersigned agree to amend and restate the Management Agreement as follows:

      SECTION 1. Amendments.

      (a) Section 1 of the Management Agreement is hereby amended to insert therein the following definition of Primary Investments as new subsection (h):

                  "(h) "Primary Investments" means (i) commercial and
            multi-family mortgage loans that are delinquent in payments and commercial and multi-family real properties in the United States;
            (ii) subordinated interests in mortgage-backed securities (other than mortgage-backed securities backed by mortgage loans and/or real properties previously owned by Wilshire Financial Services Group Inc. or its affiliates); and (iii) international mortgage loans and real properties."

      (b) Section 9(b) of the Management Agreement is hereby deleted in its entirety and replaced with the following new subsection (b):

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                  "(b) The Company shall pay to the Manager incentive
            compensation for each calendar quarter, commencing in the calendar quarter ending June 30, 1998, in an amount equal to the product of
            (A) 25% of the dollar amount by which (1)(a) Funds from Operations (before the incentive fee) of the Company per share of Common Stock (based on the weighted average number of shares outstanding) (b) plus gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial public offering and the prices per share at any secondary offerings by the Company multiplied by (b)(i) the sum of the Ten-Year U.S. Treasury Rate and five percent per annum (ii) divided by 4, multiplied by (B) the weighted average number of shares of Common Stock outstanding during such period. "Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), on the date hereof means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company."

      SECTION 2. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.1 to Management Agreement as of the date first written above.

                              WILSHIRE REAL ESTATE INVESTMENT TRUST INC., a Maryland corporation and the general partner of Wilshire Real Estate Partnership L.P.

                              By /s/ Andrew A. Wiederhorn
                                 -----------------------------------------------
                                 Andrew A. Wiederhorn
                                 Chairman of the Board, Chief Executive Officer, Treasurer and Secretary


                              WILSHIRE REALTY SERVICES CORPORATION,
                              a Delaware corporation


                              By /s/ Andrew A. Wiederhorn
                                 -----------------------------------------------
                                 Andrew A. Wiederhorn
                                 Chairman of the Board, Chief Executive Officer, Treasurer and Secretary